UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014

JUHL ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	20-4947667
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1502 17th Street SE
Pipestone, MN	56164
(Address of principal executive offices)	(Zip code)

507.562.4310

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

JUHL ENERGY, INC.

Forward-Looking Statements

This report includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Juhl Energy’s current expectations about its future results, performance, prospects and opportunities. Juhl Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “will,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Juhl Energy and are subject to a number of risks, uncertainties and other factors that could cause Juhl Energy’s actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements and specifically those statements referring to the projects mentioned herein.  New projects are subject to large, third party risks that may not be in control of Juhl Energy including the timing of funding and actual construction. Revenue estimates for all wind farms owned and operated by Juhl Energy Inc. are subject to variations due to turbine availability, actual wind available on an annual basis and other operating risks outlined in company filings.  These risks are described from time to time in Juhl Energy’s SEC filings; and such factors as incorporated by reference.

Item 1.01     Entry into a Material Agreement

Original Purchase Transaction

On April 1, 2014, the Company closed on a securities purchase transaction with Vision Opportunity Master Fund, Ltd. (“Vision”), whereby it purchased 10,398,750 shares of Preferred Stock of the Company held by Vision (consisting of 4,560,000 shares of Series A Preferred Stock and 5,838,750 shares of Series B Preferred Stock) (the “Purchased Securities”) for a total purchase price of $2,183,738 (the “Purchase Price”). As payment for the Purchase Price, the Company issued Seller an amortizing promissory note on April 1, 2014, with a principal sum of $2,103,738 for the remaining balance of the Purchase Price, with an interest rate of 8% and a maturity date of May 1, 2015 (the “Note”).

As part of the Securities Purchase Agreement, among others, the Company agreed to commence the process to conduct a rights offering to sell shares of its common stock to existing shareholders, and a portion of the proceeds from such offering will be paid to Vision for payment on the Note as is set forth therein. Specifically under the terms of the Note, for every $100,000 received in such offering, the Company is obligated to make accelerated principal payments on the note equal to 50% of the offering.

The outstanding balance on the Note at August 18, 2014 is approximately $2,000,000 including accrued interest and requires monthly payments of $40,000 until the maturity date.

Public Offering and Allocation of Use of Proceeds

On July 31, 2014, the Company priced its underwritten public offering of 10,750,000 shares of its common stock at a price to the public of $0.20 per share. In addition, the Company has granted the underwriters a 30 day option to purchase up to an additional 1,612,500 shares of common stock at the public offering price to cover overallotments, if any. The gross proceeds from the offering were approximately $2,150,000 (or $2,472,500 if the overallotment option is exercised in full) prior to deducting underwriting commissions and offering expenses. The offering closed on August 6, 2014. Northland Capital Markets acted as sole book running manager for the offering. Northland Capital Markets is the trade name for certain capital market and investment banking services of Northland Securities, Inc., member FINRA/SIPC. A registration statement related to these securities was filed with, and declared effective by, the Securities and Exchange Commission on July 31, 2014 (File Number: 333-195636) (the “Registration Statement”).

The Company intended to use 50% of the proceeds from its underwritten public offering of its common stock (as described above) to accelerate principal payments on the Note. We will pay Vision a one-time payment of $100,000 of principal on or before August 22, 2014 instead of the 50% for the offering proceeds from the common stock underwritten public offering.

Amendment to Note

The Company entered into an amendment agreement to the Note with Vision on August 18, 2014, whereby Vision agreed that the Company is not in default under the Note.  Further, Vision agreed to extend the maturity date of the Note to July 31, 2015 for a one-time principal payment of $100,000 to Vision no later than August 22, 2014.  Upon such payment, the balance of the Note will be reduced to approximately $1,908,000 including accrued interest.  The amended Note does not change the requirement for the Company to make minimum cash payments of $40,000 per month through the new maturity date. The Company intends to modify the use of proceeds from the offering so that only $100,000 of the proceeds are used for a one-time payment of the principal due under the Note and the remaining proceeds are allocated among the other uses of proceeds described in the prospectus for the offering, including new project development and acquisition of assets, as well as to provide liquidity for working capital and for general corporate purposes.

Item 9.01     Financial Statements and Exhibits

Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description

10.1	Amendment to Promissory Note between Vision Opportunity Master Fund, Ltd. and Juhl Energy, Inc., dated August 18, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 19, 2014	JUHL ENERGY, INC.

	By:	/s/ John Mitola
John Mitola
President

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